SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  April 29, 2011
(Date of Earliest Event Reported)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02        Results of Operations and Financial Condition

On May 3, 2011, Akorn issued a press release announcing financial results for the quarter ended March 31, 2011. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information furnished pursuant to Item 2.02 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless the Registrant expressly incorporates the information by reference in such a filing.

Item 5.07        Submission of Matters to a Vote of Security Holders

On April 29, 2011, Akorn held its annual meeting of shareholders.  At that meeting, by proxy vote, the shareholders of the Company voted affirmatively to elect six directors, to ratify the Audit Committee’s selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, to approve by non-binding advisory vote the Company’s current executive compensation programs and practices, and to advise that future votes on executive compensation should occur every one year.

1.
Election of Directors.  The following six individuals were elected to serve as directors of the Company for a one-year term beginning immediately and ending on the date of the Company’s 2012 annual meeting of shareholders:

Nominee	Votes For	Votes Withheld	Broker Non Votes
John N. Kapoor, Ph.D.	69,396,739	600,460	14,971,242
Kenneth S. Abramowitz	69,802,318	194,881	14,971,242
Ronald M. Johnson	67,681,330	2,315,869	14,971,242
Steven J. Meyer	69,615,124	382,075	14,971,242
Brian Tambi	69,799,135	198,064	14,971,242
Alan Weinstein	69,616,664	380,535	14,971,242

2.
Ratification of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  Ratification required affirmative vote of a majority of the votes cast.  Voting results were as follows:

	Shares Voted	Percent of Votes Cast
For	84,885,280	99.9%
Against	72,969	0.1%
Abstain	10,192	0.0%
Non Votes	0	n/a

3.
Non-binding advisory vote to approve the Company’s current executive compensation programs and practices.  The advice of shareholders is based on the majority of votes cast, with abstentions and non-votes having no impact on the results.  Voting results were as follows:

	Shares Voted	Percent of Votes Cast
For	69,124,221	98.8%
Against	855,287	1.2%
Abstain	17,691	n/a
Non Votes	14,971,242	n/a

4.
Non-binding advisory vote on the frequency with which the Company should hold future non-binding advisory votes on the Company’s executive compensation programs and practices.  The advice of shareholders is based on the majority of votes cast, with abstentions and non-votes having no impact on the results.  Voting results were as follows:

Frequency of Future Votes on Executive Compensation	Shares Voted	Percent of Votes Cast
Every One Year	66,653,207	95.3%
Every Two Years	15,161	0.0%
Every Three Years	3,295,547	4.7%
Abstain	33,284	n/a
Non-Votes	14,971,242	n/a

Item 7.01                      Regulation FD Disclosure.

On May 3, 2011, Akorn issued a press release announcing that it entered into an agreement to acquire Woburn, MA, based Advanced Vision Research, Inc., an over-the-counter ophthalmic company that develops and markets eye care products under the TheraTears® and MacuTrition ® brand names, for $26 million in cash on hand, and that it plans to launch a new Consumer Health Division. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this report, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless the Registrant expressly incorporates the information by reference in such a filing.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits. The following is furnished as an exhibit to this Current Report:

Exhibit No.	Description of Exhibit .

99.1	Press release issued by Akorn on May 3, 2011 announcing financial results for the quarter ended March 31, 2011.

99.2	Press release issued by Akorn on May 3, 2011 announcing entry into an agreement to acquire Vision Research, Inc. and plans to launch a new Consumer Health Division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By: /s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:  May 3, 2011